Exhibit 32.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Uziel Frydman, hereby certify, pursuant to 18 U.S.C. (s)1350, as adopted pursuant to (s)906 of the Sarbanes-Oxley Act of 2002, that:

(1)  The accompanying annual report on Form 10-K for the fiscal year ended July 31, 2003 fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)  The information contained in such report fairly presents, in all material respects, the financial condition and result of operations of Sherwood Brands, Inc.

Date: October 28, 2003

/s/ UZIEL FRYDMAN
Uziel Frydman
Chief Executive Officer